Exhibit 99.1

FOR FURTHER INFORMATION:
AT THE COMPANY:	AT FINANCIAL RELATIONS BOARD:
Richard G. Smith Chief Financial Officer Ph: (773) 380-6587	Leslie Loyet Analyst Inquiries Ph: (312) 640-6672

FOR IMMEDIATE RELEASE
FRIDAY, APRIL 25, 2008

DEERFIELD CAPITAL CORP. PROVIDES CORPORATE UPDATE

Gives REIT Status, Liquidity, Dividend and Book Value per share Information

CHICAGO, April 25, 2008 — Deerfield Capital Corp. (NYSE: DFR) today announced that it was in compliance with all applicable REIT qualification tests at the end of the first quarter 2008. Ongoing qualification as a REIT will require the company, among other things, to distribute at least 90% of its taxable net income for 2008 which the Board of Directors will take into consideration when determining future dividends. The company had estimated REIT taxable income in excess of dividends distributed through the end of 2007 of approximately $7.6 million. This carry forward amount would have to be distributed during 2008 in order to avoid taxation at the corporate level on undistributed REIT taxable income for 2007.

The company’s reduced leverage has resulted in improved stability in its liquidity position. Unencumbered RMBS and unrestricted cash and cash equivalents aggregated approximately $56 million at March 31, 2008. In addition, net equity in the financed RMBS portfolio (including associated interest rate swaps), excluding the unencumbered RMBS included above, totaled approximately $35 million at quarter end. In total, DFR had cash, unencumbered liquid securities and net equity in financed liquid securities of approximately $91 million as of March 31, 2008. However, in light of the current market conditions and to preserve cash for future investment opportunities, the Board of Directors has decided not to declare a dividend on the company’s common stock for the first quarter of 2008.

The company anticipates the release of its first quarter results on May 12, 2008. Based upon preliminary information, management believes that book value at March 31, 2008 was between $3.00 and $3.50 per share. This estimate is preliminary and therefore is subject to change in conjunction with the filing of the company’s first quarter results.

While the company continues to focus on maintaining its REIT qualification, alternative organizational structures are being explored as well as other strategic alternatives in order to maximize value for DFR shareholders.

About the Company

Deerfield Capital Corp. is a REIT with a portfolio comprised primarily of fixed income investments, including U.S. Government and U.S. Agency securities, corporate debt and related hedges. In addition, through its subsidiary, Deerfield Capital Management LLC (DCM), it manages assets for third party clients, including government securities, corporate debt, RMBS and asset-backed securities.

For more information, please go to the company website at www.deerfieldcapital.com

** Notes to Follow * *

NOTES TO PRESS RELEASE

Certain statements in this press release and the information incorporated by reference herein are forward-looking as defined by the Private Securities Litigation Reform Act of 1995. These include statements as to such things as future capital expenditures, growth, business strategy and the benefits of the merger of Deerfield Capital Corp. (DFR) with Deerfield & Company LLC (the “Merger”), including future financial and operating results, cost savings, enhanced revenues and the accretion/dilution to reported earnings that may be realized from the Merger as well as other statements of expectations regarding the effect of the Merger and any other statements regarding future results or expectations. Forward-looking statements can be identified by forward looking language, including words such as “believes,” “anticipates,” “expects,” “estimates,” “intends,” “may,” “plans,” “projects,” “will” and similar expressions, or the negative of these words. Such forward-looking statements are based on facts and conditions as they exist at the time such statements are made. Forward-looking statements are also based on predictions as to future facts and conditions the accurate prediction of which may be difficult and involve the assessment of events beyond DFR’s control. The forward-looking statements are further based on various operating assumptions. Caution must be exercised in relying on forward-looking statements. Due to known and unknown risks, actual results may differ materially from expectations or projections. DFR does not undertake any obligation to update any forward-looking statement, whether written or oral, relating to matters discussed in this press release, except as may be required by applicable securities laws.

The following factors, among others, could cause actual results to differ materially from those described in the forward-looking statements:

Relating to our business generally:

•	Actual financial results may be different than any projections or estimates, including estimated book value;

•	effects of the current dislocation in the subprime mortgage sector and the weakness in the mortgage market and credit markets generally;

•	rapid changes in market value of residential mortgage-backed securities, or RMBS, and other assets, making it difficult for us to maintain our real estate investment trust, or REIT, qualification or our current or any alternative exemption from the Investment Company Act of 1940, as amended, or 1940 Act;

•	failure to comply with covenants contained in the agreements governing our indebtedness;

•	limitations and restrictions contained in instruments and agreements governing indebtedness;

•	ability to maintain adequate liquidity, including ability to raise additional capital and secure additional financing;

•	changes in the general economy or debt markets in which we invest;

•	increases in borrowing costs relative to interest received on assets;

•	the costs and effects of the current Securities and Exchange Commission, or SEC, investigation into certain mortgage securities trading procedures in connection with which the SEC has requested information from DFR and DCM regarding certain mortgage securities trades of ours;

•	changes in investment strategy;

•	ability to continue to issue collateralized debt obligation, or CDO, vehicles, which can provide us with attractive financing for debt securities investments;

•	effects of CDO financings on cash flows;

•	loss of key personnel, most of whom are not bound by employment agreements;

•	adverse changes in accounting principles, tax law, or legal/regulatory requirements;

•	changes in REIT qualification requirements, making it difficult for us to conduct our investment strategy, and failure to maintain our qualification as a REIT;

•	failure to comply with applicable laws and regulations;

•	liability resulting from actual or potential future litigation;

•	the costs, uncertainties and other effects of legal and administrative proceedings;

•	the impact of competition; and

•	actions of domestic and foreign governments and the effect of war or terrorist activity.

Relating to the DFR investment portfolio:

•	impact of DFR’s changes in its strategy surrounding the composition of its investment portfolio;

•	widening of mortgage spreads relative to swaps or treasuries leading to a decrease in the value of DFR’s mortgage portfolio resulting in higher counterparty margin calls and decreased liquidity;

•	effects of leverage and indebtedness on portfolio performance;

•	effects of defaults or terminations under repurchase transactions and long-term debt obligations;

•	higher or lower than expected prepayment rates on the mortgages underlying DFR’s RMBS holdings;

•	illiquid nature of certain of the assets in the investment portfolio;

•	increased rates of default on DFR’s investment portfolio (which risk rises as the portfolio seasons), and decreased recovery rates on defaulted loans;

•	DFR’s inability to obtain favorable interest rates, margin or other terms on the financing that is needed to leverage DFR’s RMBS and other positions;

•	flattening or inversion of the yield curve (short term interest rates increasing at a greater rate than longer term rates), reducing DFR’s net interest income on its financed mortgage securities positions;

•	DFR’s inability to adequately hedge its holdings sensitive to changes in interest rates;

•	narrowing of credit spreads, thus decreasing DFR’s net interest income on future credit investments (such as bank loans);

•	concentration of investment portfolio in adjustable-rate RMBS;

•	effects of investing in equity and mezzanine securities of CDOs; and

•	effects of investing in the debt of middle market companies.

Relating to the business of Deerfield and DCM:

•	significant reductions in DCM’s client assets under management, or AUM (which would reduce DCM’s advisory fee revenue), due to such factors as weak investment performance, substantial illiquidity or price volatility in the fixed income instruments DCM trades, loss of key portfolio management or other personnel (or lack of availability of additional key personnel if needed for expansion), reduced investor demand for the types of investment products DCM offers or loss of investor confidence due to weak investment performance, volatility of returns and adverse publicity;

• significant reductions in DCM’s client AUM resulting from redemption of investment fund investments by investors therein or withdrawal of money from separately managed accounts;

•	significant reductions in DCM’s fee revenues and/or AUM resulting from the failure to satisfy certain structural protections and/or the triggering of events of default contained in the indentures governing the CDOs;

•	non-renewal or early termination of investment management agreements or removal of DCM as investment manager pursuant to the terms of such investment management agreements;

•	pricing pressure on the advisory fees that DCM can charge for its investment advisory services;

•	difficulty in increasing AUM, or efficiently managing existing assets, due to market-related constraints on trading capacity, inability to hire the necessary additional personnel or lack of potentially profitable trading opportunities;

•	the reduction in DCM’s CDO management fees or AUM resulting from payment defaults by issuers of the underlying collateral, downgrades of the underling collateral or depressed market values of the underlying collateral, all of which may contribute to the triggering of certain structural protections built into CDOs;

•	changes in CDO asset and liability spreads making it difficult or impossible for DCM to launch new CDOs;

•	DCM’s dependence on third party distribution channels to market its CDOs;

•	liability relating to DCM’s failure to comply with investment guidelines set by its clients or the provisions of the management and other agreements to which it is a party; and

•	changes in laws, regulations or government policies affecting DCM’s business, including investment management regulations and accounting standards.

Relating to the Merger:

•	DFR’s ability to integrate the businesses of DFR and DCM successfully and the amount of time and expense to be spent and incurred in connection with the integration;

•	the ability to realize the economic benefits that DFR anticipates as a result of the Merger;

•	failure to uncover all risks and liabilities associated with acquiring DCM;• federal income tax liability as a result of owning DCM through taxable REIT subsidiaries, or TRSs, and the effect of DFR’s acquisition of Deerfield on DFR’s ability to continue to qualify as a REIT;

•	the impact of owning DCM on DFR’s ability to rely on an exemption from registration under the 1940 Act;

•	the limitations or restrictions imposed on DCM’s investment management services as a result of DFR’s ownership of DCM;

•	the impact of approximately $74 million of two series of senior secured notes issued as partial consideration for the Merger and DFR’s guarantee of those notes, including the impact of DFR’s guarantee of those notes on DFR’s liquidity, ability to raise additional capital and financial condition;

•	the impact of the recent conversion into common stock of 14,999,992 shares of Series A Preferred Stock issued in connection with the Merger, which could have a dilutive effect on DFR’s common stock and may reduce its market price; and

•	The impact of owning DCM on DFR’s ability to implement certain alternative organizational structures.

These and other factors that could cause DFR’s actual results to differ materially from those described in the forward-looking statements are set forth in DFR’s annual report on Form 10-K for the year ended December 31, 2007 and DFR’s other public filings with the SEC and public statements by DFR. Readers of this press release are cautioned to consider these risks and uncertainties and not to place undue reliance on any forward-looking statements.